UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Northwest Bancorporation, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHWEST BANCORPORATION, INC.

421 West Riverside Avenue

Spokane, Washington 99201

April 13, 2012

Dear Shareholder:

It is my pleasure to invite you to attend Northwest Bancorporation, Inc.’s Annual Meeting of Shareholders. The Annual Meeting will be held on Monday, May 14, 2012, at 5:30 p.m. (local time), at the Airway Heights Branch of Inland Northwest Bank located at 11917 West Sunset Highway, Airway Heights, Washington.

The attached Notice of Annual Meeting of Shareholders and proxy statement describe the proposals to be voted on at the meeting. The Board of Directors believes the proposals are in the best interest of Northwest Bancorporation Inc.’s shareholders and, accordingly, recommends that you vote “FOR” each of the proposals. During the meeting, we will also report on our operations for the recently completed fiscal year and respond to questions of general interest to shareholders.

Regardless of the number of shares you own, your vote is important! Whether or not you plan to attend the meeting in person, please take the time to vote now by either; (1) signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope; or (2) voting via the internet or by telephone pursuant to the instructions provided in the proxy card that you receive. It is important that each registered owner as listed on the proxy card actually sign the proxy card. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Thank you for your cooperation and for your continued support.

Sincerely,

/s/ Randall L. Fewel

Randall L. Fewel

President & Chief Executive Officer

Enclosures

NORTHWEST BANCORPORATION, INC.

421 West Riverside Avenue

Spokane, Washington 99201

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 14, 2012

Notice is hereby given that the 2012 Annual Meeting of Shareholders of Northwest Bancorporation, Inc. (the “Company”) will be held on Monday, May 14, 2012, at 5:30 p.m. (local time) at the Airway Heights Branch of Inland Northwest Bank located at 11917 West Sunset Highway, Airway Heights, Washington, for the following purposes:

(1)	To elect three members of the Board of Directors for terms of three years;

(2)	To consider and approve an advisory (non-binding) resolution approving the Company’s executive compensation;

(3)	To ratify the appointment of Moss Adams LLP as the independent registered public accounting firm for the year ending December 31, 2012, and any interim periods; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These matters and instructions on how to vote are more fully described in the attached proxy statement and proxy card accompanying this Notice. Only common stock shareholders of record at the close of business on March 30, 2012, the record date, will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. The Board of Directors unanimously recommends that you vote for each of these proposals.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 14, 2012. The 2012 Proxy Statement, 2012 Proxy Card, Annual Report to Shareholders for the year ended December 31, 2011, and this Notice of Annual Meeting are also available at www.inb.com/proxy.

By Order of the Board of Directors,

/s/ Anthony D. Bonanzino

Anthony D. Bonanzino

Chairman

Spokane, Washington

April 13, 2012

PROPOSAL 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION	14
EXECUTIVE OFFICERS	15
EXECUTIVE COMPENSATION	15
Summary Compensation Table	19
Outstanding Equity Awards	20
Option Exercises and Stock Vested	20
Employment and Change of Control Agreements	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23
TRANSACTIONS WITH MANAGEMENT AND OTHERS	23
PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP, AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2012, AND ANY INTERIM PERIODS	24
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES	24
PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES	24
AUDIT COMMITTEE REPORT	25
OTHER BUSINESS	26
Information Concerning Shareholder Proposals and Director Nominations	26
AVAILABLE INFORMATION	26

NORTHWEST BANCORPORATION, INC.

421 West Riverside Avenue

Spokane, Washington 99201

PROXY STATEMENT

Annual Meeting of Shareholders

to be held May 14, 2012

Date, Time, Place and Purpose of the Company’s Annual Meeting

The 2012 Annual Meeting of Shareholders of the Northwest Bancorporation, Inc. (the “Company” or “we”, “us”, or “our”), or any adjournments or postponements thereof (the “Annual Meeting”), will be held on Monday, May 14, 2012, at 5:30 p.m. (local time), at the Airway Heights Branch of Inland Northwest Bank located at 11917 West Sunset Highway, Airway Heights, Washington. At the Annual Meeting, shareholders will be asked to approve the following proposals to: (1) elect each of the nominees for the Board of Directors; (2) consider and approve an advisory (non-binding) resolution approving the Company’s executive compensation; and (3) ratify the appointment of Moss Adams LLP (“Moss Adams”) as the independent registered public accounting firm for the Company for the year ending December 31, 2012, and any interim periods. This proxy statement is first being sent to holders of the Company’s common stock on or about April 13, 2012, and is accompanied by a proxy card that is being solicited by the Company’s Board of Directors for use at the Annual Meeting.

Unless otherwise specified, all ownership interests or voting power referenced herein, either in percentage terms or number of shares, in respect of the Company’s outstanding shares, have been calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as disclosed in the beneficial ownership table shown in “Security Ownership of Certain Beneficial Owners and Management” elsewhere in this proxy statement.

Questions and Answers about the Proxy Materials and Annual Meeting

Why am I receiving these materials?

These proxy materials relate to the Company’s 2012 Annual Meeting to be held on May 14, 2012. The Company seeks to obtain certain required shareholder approvals at the Annual Meeting. As a shareholder of record, you are invited to attend and are entitled to and requested to vote on the proposals set forth in this proxy statement. The reasons for, and further information in relation to, each of these proposals are described in more detail in the questions and answers and other materials that follow.

What does the Board of Directors recommend with regard to these proposals?

The Board of Directors of the Company believes the proposals described herein are in the best interests of the Company and its shareholders and, accordingly, unanimously recommends that the shareholders vote “FOR” each of the proposals identified in this proxy statement.

Who is entitled to vote?

Only holders of record of the Company’s common stock at the close of business on March 30, 2012 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting.

How many votes am I entitled to cast?

Each shareholder is entitled to one vote per share of common stock on each matter to be voted on at the Annual Meeting (in the case of the election of directors, one vote for each director position up for election).

How many shares are eligible to vote?

As of the Record Date, there were 3,084,548 shares of common stock issued and outstanding, held by 574 shareholders of record, including shares held for 174 beneficial shareholders by 25 non-affiliated depositories. Shareholders of the Company are not entitled to exercise cumulative voting rights in the election of directors.

How many shares must be present to hold the Annual Meeting?

Under Washington law, any shareholder action at a meeting requires that a quorum exist with respect to that action. The holders of a majority of the shares outstanding on the Record Date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” will be counted as shares that are present at the Annual Meeting for purposes of determining a quorum.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time for a vote at the Annual Meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting. The Board of Directors must fix a new Record Date to determine the shareholders entitled to vote at the adjourned meeting if the meeting is adjourned more than 120 days after the date fixed for the original meeting and would also be required to provide shareholders with notice of the rescheduled meeting date.

Why is approval of an advisory (non-binding) resolution on the Company’s executive compensation being presented for approval by the shareholders?

As a result of the Company’s participation in the Capital Purchase Program of the Troubled Asset Relief Program (“TARP”) established under the Emergency Economic Stabilization Act of 2008 (“EESA”) (the “Capital Purchase Program”), the Company, in accordance with EESA, as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), is required to comply with a number of executive compensation standards, one of which is permitting an annual non-binding shareholder vote to approve executive compensation, during the period of time that the U.S. Department of the Treasury (“Treasury”) holds an equity position in the Company. As of the Record Date, the Treasury held 10,500 shares of our Series A preferred stock and 525 shares of our Series B preferred stock, and accordingly, the Company must permit an annual non-binding shareholder vote to approve the compensation of executives.

A non-binding vote by shareholders on executive compensation is also required pursuant to the Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The approval vote required by TARP participants is deemed to fulfill this requirement of the Dodd-Frank Act.

How do I vote at the Annual Meeting?

Proxies are solicited to provide all shareholders of record on the Record Date an opportunity to vote on matters scheduled for the Annual Meeting and described in these materials. You are a shareholder of record if your shares of Company common stock are held in your name. If you are a beneficial owner of Company common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question.

Shares of Company common stock can only be voted if the shareholder is present in person at the Annual Meeting, or by proxy. To ensure your representation at the Annual Meeting, we recommend you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the Annual Meeting if you are a shareholder of record.

Instructions for voting are found on the enclosed proxy card. Shares of Company common stock represented by properly executed proxies will be voted by the individuals named in the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instructions as to how to vote at the Annual Meeting, the persons named in the proxy card will vote the shares: (1) FOR the election of the three directors nominated by the Board of Directors; (2) FOR the advisory resolution approving the Company’s executive compensation; (3) FOR the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, and any interim periods; and (4) in accordance with the best judgment of the proxy agents on any other matters properly brought before the Annual Meeting. We do not currently expect any other matters will be properly presented for action at the Annual Meeting.

You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. In this case, you will receive three separate proxy cards to vote.

What if my shares are held in street name?

If you are the beneficial owner of shares held by a broker, bank or other nominee in street name, your broker, bank or other nominee, as the record holder of the shares, is required to vote the shares in accordance with your instructions. Pursuant to applicable regulations, if you do not give instructions to your broker, for example, your broker will not be permitted to vote your shares with respect to Proposals 1 or 2 herein. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted on certain matters, your broker was allowed to vote those shares on your behalf as they felt appropriate. Recent regulatory changes take away the ability of your broker to vote your uninstructed shares on a discretionary basis on certain matters. Therefore, if you hold your shares in street name and you do not instruct your broker how to vote with respect to Proposals 1 or 2 herein, no votes will be cast on your behalf for those matters.

If your shares are held in street name, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or a letter from the record holder of your shares is an example of proof of ownership. If you want to vote your shares of common stock held in street name in person at the Annual Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

What vote is required to approve Proposal 1: Election of three directors of the Company for terms ending in the year 2015?

If a quorum exists at the Annual Meeting, the three nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast for directors will be elected as directors. Properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instructions as to how to vote on Proposal 1 at the Annual Meeting, the persons identified as proxy agents in the accompanying proxy card will vote the shares FOR election of the three directors nominated, as described in Proposal 1. Abstentions and broker non-votes do not constitute votes cast and, therefore, will have no effect on the election of directors.

What vote is required to approve Proposal 2: Approval of an advisory resolution approving the Company’s executive compensation?

If a quorum exists at the Annual Meeting, the approval of the advisory (non-binding) resolution approving the Company’s executive compensation requires the affirmative vote of the holders of a majority of the votes cast, either in person or by proxy. Properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instructions as to how to vote on Proposal 2 at the Annual Meeting, the persons identified as proxy agents in the accompanying proxy card will vote the shares FOR Proposal 2. Abstentions and broker non-votes do not constitute votes cast and, therefore, will have no effect on the proposal.

What vote is required to approve Proposal 3: Ratification of the appointment of Moss Adams as the independent registered public accounting firm for the Company for the year ending December 31, 2012, and any interim periods?

If a quorum exists at the Annual Meeting, the approval of the ratification of the appointment of Moss Adams as the independent registered public accounting firm for the Company requires the affirmative vote of the holders of a majority of the votes cast, either in person or by proxy. Properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instructions as to how to vote on Proposal 3 at the Annual Meeting, the persons identified as proxy agents in the accompanying proxy card will vote the shares FOR Proposal 3. Abstentions and broker non-votes do not constitute votes cast and, therefore, will have no effect on the proposal.

Are there any voting agreements between the Company and any of its shareholders?

No, there are no voting agreements between the Company and any of its shareholders.

How may I revoke my proxy?

You may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the Annual Meeting:

•	Deliver to the Secretary of the Company a written notice bearing a date later than the date of the proxy card, stating that you revoke the proxy;

•	Sign and deliver to the Secretary of the Company a proxy card relating to the same shares and bearing a later date; or

•	Attend the meeting and vote in person, although attendance at the meeting will not, by itself, revoke a proxy. You must notify the Secretary that you intend to vote in person.

Also, please note that if you have voted through your broker, bank or other nominee and you wish to change your vote, you must follow the instructions received from such entity to change your vote.

May I vote electronically via Internet or telephone?

A large number of banks and brokerage firms provide shareholders whose shares are registered in the name of such firms the opportunity to vote via the Internet or by telephone. The voting form sent to a beneficial owner will provide instructions if such options are available. In addition, the proxy card that you receive may contain instructions with regard to how to vote via Internet or telephone.

Who will pay the expenses of proxy solicitation?

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. Proxies will be solicited on behalf of the Company by mail and may also be solicited by directors, officers and other employees of the Company or the Company’s bank subsidiary, Inland Northwest Bank (the “Bank”), without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the Record Date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by completing and returning the enclosed proxy card will help to avoid additional expense.

Are there Dissenters’ Rights with respect to the proposals?

No, there are no dissenters’ rights applicable to any matters to be considered at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 14, 2012

The Notice of Annual Meeting, the Proxy Statement and the Proxy Card, as well as the Company’s Annual Report to Shareholders on Form 10-K for the year ended December 31, 2011, which the Company filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2012, are also available on the Internet at the following website: www.inb.com/proxy.

You may request additional copies of the proxy materials, as well as the Annual Report to Shareholders on Form 10-K for the year ended December 31, 2011 without charge by telephone at (509) 456-8888 or by mailing a request to: Northwest Bancorporation, Inc., Attn: Lisa A. Sanborn, Corporate Secretary, 421 W. Riverside Avenue, Spokane, WA 99201. Shareholders must request this information no later than five business days prior to the meeting, or May 7, 2012, to assure receipt before the Annual Meeting. You may request paper copies of the proxy materials for all future meetings or only for the Annual Meeting.

Shareholders of record as of the Record Date are encouraged and cordially invited to attend the 2012 Annual Meeting of Shareholders. Please call Lisa A. Sanborn at (509) 456-8888 for directions to attend the Annual Meeting in person.

Cautionary Disclosure Regarding Forward-Looking Statements

Statements contained herein concerning future performance, developments or events, growth and market forecasts, and any other statements that are not historical facts are forward-looking statements that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, and as such, are subject to a number of risks and uncertainties that might cause actual results to differ materially from expectations or our stated objectives. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in the Company’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for the Company’s loan and other products; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment. These risks and other factors are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Item 1A. Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as updated periodically in the Company’s filings with the Securities and Exchange Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

PROPOSAL 1. ELECTION OF THREE DIRECTORS OF THE COMPANY FOR

TERMS ENDING IN THE YEAR 2015

The Board of Directors currently consists of ten members, each of whom also serves as a director of the Bank. Directors are divided into three classes and are elected for terms of three years and until their successors are elected and qualified.

The Board of Directors has nominated current Directors Randall L. Fewel, Bryan S. Norby and Anthony D. Bonanzino, each to serve a term of three years ending at the annual meeting of shareholders in the year 2015, or until their respective successors have been duly elected and qualified.

Each nominee for election as a director at the Annual Meeting has consented to serve if elected. The Company has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unable to serve as a director for any reason, the Board of Directors shall designate a substitute nominee. Unless instructions to the contrary are specified on the proxy card, proxies received by the Company will be voted in favor of the persons who have been nominated by the Board of Directors. There are no arrangements or understandings between any nominee and any other nominee under which the director or nominee has been selected to serve as a director. No nominee, officer, affiliate of the Company or beneficial owner of more than five percent (5%) of the common stock, or any associate of any nominee, officer, affiliate of the Company or beneficial owner of more than five percent (5%) of the common stock, is a party adverse to the Company in any legal proceeding or has a material interest in any matter adverse to the Company.

The Board of Directors recommends that shareholders vote “FOR” the election of each of the nominees.

BOARD OF DIRECTORS OF NORTHWEST BANCORPORATION, INC.

Listed below are biographies for each of the nominees and continuing directors. The biographies contain information regarding the person’s services as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the particular experience, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director for the Company.

Nominees

Name and Age	Director Since(1)	Position Held	Principal Occupation, Business Experience, and Qualifications
Anthony D. Bonanzino (59)	2008	Director, Chairman of the Board	Mr. Bonanzino was appointed Chairman of the Board in January 2011 and served as Vice Chairman of the Board from January 2010 to January 2011. He also currently serves as: Principal Member of Century Archives Northwest, LLC; Vice President, Board of Directors of Northeast Community Center; President, Board of Trustees of Spokane Country Club; member of the Board of Trustees of Deaconess Hospital; and, member of the Board of Trustees for Gonzaga University. Mr. Bonanzino previously served as Chief Executive Officer of Hollister-Stier Laboratories, LLC, a pharmaceutical manufacturing company headquartered in Spokane. Mr. Bonanzino’s experience as a business executive and service as a community leader make him well qualified to serve as a director.

Randall L. Fewel (63)	2000	Director	Mr. Fewel has served as the President and Chief Executive Officer of the Company and the Bank since July 2001 and is designated as the Company’s Principal Executive Officer. Mr. Fewel has been employed by the Bank since 1994, which includes service as the Bank’s Chief Operating Officer and Senior Loan Officer. Mr. Fewel’s 31 years experience in the banking industry, including as President and CEO of the Bank and in other senior positions, has provided him with strong leadership and managerial skills, as well as a deep understanding of the banking industry, which make him well qualified to serve as a director and as President and Chief Executive Officer.

Bryan S. Norby (55)	1989	Director	Mr. Norby has served as Financial Analyst for Yanke Machine Shop, President for RY Timber Company, President for Nashua Homes of Idaho, and Treasurer for YMC, Inc. for the past five years and is an inactive certified public accountant. He served as a director on the board of Silver State Bancorp, a publicly traded bank holding company, from July 1996 to July 2008. Mr. Norby serves as Chairman of the Audit Committee and as the Audit Committee “financial expert.” Mr. Norby’s accounting background and experience as a business executive make him well qualified to serve as a director.

(1)	Represents the year in which the nominee was first elected to the Board or previously to the Board of Directors of Inland Northwest Bank, a wholly owned subsidiary.

Continuing Directors

Name and Age	Director Since(1)	Term Expires	Principal Occupation, Business Experience, and Qualifications
Dwight B. Aden, Jr. (69)	1996	2014	For the five years prior to his retirement in 1997, Mr. Aden was a senior member and an owner of Jones & Mitchell Insurance Co., an insurance brokerage firm. Mr. Aden serves as Chairman of the Compensation Committee of the Company and the Bank. Mr. Aden’s experience as a business executive and service as a community leader make him well qualified to serve as a director.

Katie Brodie (65)	2006	2013	Ms. Brodie currently serves as Special Assistant to the Governor of Idaho. During the past five years, she worked as property manager for Idaho Forest Industries, served as County Commissioner of Kootenai County, Idaho, and was the Executive Director for Concerned Businesses of North Idaho. Ms. Brodie’s experience as a business executive and service as a community leader make her well qualified to serve as a director.

Harlan D. Douglass (74)	1989	2014	Mr. Douglass is President of Harlan D. Douglass, Inc., a private building and real estate investment company. Mr. Douglass’s real estate background, experience as a business executive, and service as a community leader make him well qualified to serve as a director.

Freeman B. Duncan (65)	1996	2014	Mr. Duncan is a retired attorney who specialized in real estate matters. Mr. Duncan has served as Vice Chairman of the Board since January 2011 and is also Chairman of the Governance Committee. Mr. Duncan’s experience as a real estate attorney and service as a community leader make him well qualified to serve as a director.

Clark H. Gemmill (69)	1989	2013	For the five years prior to his retirement in April 2011, Mr. Gemmill had been a Vice President with UBS Financial Services, Inc., a financial investment firm. He serves as Chairman of the Bank’s Investment Committee. Mr. Gemmill’s investment management expertise makes him well qualified to serve as a director.

William E. Shelby (73)	1989	2013	For the five years prior to his retirement in December 2003, Mr. Shelby had been the Vice President of Store Development for U.R.M. Stores, Inc. He served as Chairman of the Board from May 1995 to January 2011. Mr. Shelby’s experience as a business executive and service as a community leader make him well qualified to serve as a director.

Jennifer P. West (47)	2006	2013	During the past fifteen years, Ms. West has worked as General Manager of the Spokane office of Hill & Knowlton, an international company specializing in public relations and public affairs. She also serves as a Senior Vice President of the Northwest division of Hill & Knowlton. Ms. West’s expertise in public relations and marketing, experience as a business executive and service as a community leader make her well qualified to serve as a director.

(1)	Represents the year in which the director was first elected to the Board or previously to the Board of Directors of Inland Northwest Bank, a wholly owned subsidiary.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Director Qualifications, Experience and Diversity

The Governance Committee reviews certain attributes such as experience, qualifications, and skills of nominee directors. Although the Company does not have a formal policy with regard to the diversity of the Board of Directors, the Company seeks to ensure that candidates reflect a variety of professional experience, education, skills, regional business connections, differences of viewpoint, and other individual qualities.

The nominees and directors continuing in office generally are or were long-time residents of the communities served by Northwest Bancorporation, Inc. and many of such individuals have operated, or currently operate, businesses located in these communities. As a result, these directors have significant knowledge of the businesses that operate in the Company’s market area, an understanding of the general real estate market, values and trends in such communities and an understanding of the overall demographics of such communities. As the holding company for a community banking institution, the Company believes that the local knowledge and experience of its directors assists the Bank in assessing the credit and banking needs of its customers, developing products and services to better serve its customers and assessing the risks inherent in its lending operations, and provides the Company with greater business development opportunities.

Attendance of Directors

During 2011, the Company’s Board of Directors held twelve meetings. Each director who served on the Board of Directors in 2011 attended at least 75% of the meetings of the Board and the Board committees on which they served, except: Mr. Douglass, who attended 60% of Compensation Committee meetings and Mr. Duncan, who attended 50% of Audit Committee meetings. Board members are encouraged to attend the Annual Meeting of Shareholders. At the Company’s 2011 Annual Meeting of Shareholders, eight of the current directors were in attendance.

Compensation of Directors

During 2011, non-employee directors of the Company received an attendance fee in the amount of $250 per board meeting and $150 per committee meeting; the Board Chairman received an additional $200 attendance fee per board meeting. Each non-employee director also received 667 shares of common stock of the Company, with the Board Chairman receiving an additional 333 shares and Board Committee Chairs whose committees met four or more times during the year receiving an additional 166 shares for their service as directors from May 2010 through December 2011. Employee directors receive no compensation for serving as a director. The following table sets forth a summary of fees paid to directors during 2011:

	Fees Earned and Paid In Cash	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
Dwight B. Aden, Jr.	$4,300	$3,597	$—	$—	$7,897
Anthony D. Bonanzino	9,250	3,755	—	—	13,005
Katie Brodie	5,050	2,880	—	—	7,930
Harlan D. Douglass	6,250	2,880	—	—	9,130
Freeman B. Duncan	4,375	3,174	—	—	7,549
Donald A. Ellingsen(3)	1,850	1,692	—	—	3,542
Clark H. Gemmill	4,100	3,597	—	—	7,697
Bryan S. Norby	5,300	3,597	—	—	8,897
Frederick M. Schunter(3)	4,250	1,692	—	—	5,942
William E. Shelby	7,150	3,443	—	—	10,593
Jennifer P. West	4,150	2,880	—	—	7,030

(1)

Calculated in accordance with FASB ASC Topic 718 and represents the fair value of each stock award based on the market price of the Company’s common stock on the date of grant of such award. As of December 31, 2011, there were no unvested shares of restricted stock awards.

(2)	No options were granted to directors during the year ended December 31, 2011. There were no outstanding option awards as of December 31, 2011.

(3)	Retired May 2011.

The aggregate annual remuneration of named executive officers and directors of the Company as a group was $710,239 for fiscal year 2011.

During 2011, the Company engaged Swanson Advisory Services, LLC as an independent compensation consultant to review director compensation levels and make recommendations as appropriate. As a result of the consultant’s recommendations and a review of the supporting information upon which the recommendations were based, the Board of Directors implemented changes to the compensation structure for non-employee directors. Effective January 1, 2012, non-employee directors will earn $500 for each Board meeting and $200 for each committee meeting. In addition, non-employee directors will receive an annual retainer as follows: Board Chair $10,000, Audit and Compensation Committee Chairs $7,500 each, and all other non-employee directors $6,000 each. The meeting fees will be paid in cash monthly, and the annual retainer will be paid 50% in cash (1/12th paid monthly) and 50% in common stock of the Company (paid annually in December).

Committees of the Board

Governance Committee. The Board of Directors has a Governance Committee, whose functions include those of a nominating committee. The Governance Committee met four times during 2011. The Governance Committee currently consists of Mr. Duncan (who serves as Chairman), Mr. Aden, Mr. Bonanzino, Mr. Shelby, and Ms. West. Responsibilities of the Governance Committee include selecting and recommending to the full Board of Directors nominees for election as director at the annual meeting held each year, candidates to fill any director vacancies, persons for appointment as officers, and regularly monitoring developments in the area of corporate governance. Shareholders who wish the Governance Committee to consider their recommendations for nominees for director to be elected in 2013 should submit their recommendations in writing to the Governance Committee in care of the Company’s Secretary at the Company’s principal executive office; additional information is set forth in the section of this proxy statement entitled “Information Concerning Shareholder Proposals and Director Nominations.”

Each current member of the Governance Committee is independent as defined by the NASDAQ listing standards. The Committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors on December 20, 2011, which is publicly available on the Company’s website at www.inb.com/corporategovernance. The Governance Committee will consider director candidates recommended by security holders so long as candidates are nominated pursuant to Article I, Section 9 of the Company’s Bylaws, as follows:

Only persons who are nominated in accordance with the procedures set forth in the Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article I, Section 9. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days prior to the meeting; provided, however, that in the event that less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

The Governance Committee has not determined whether it is necessary to adopt any additional criteria or procedures. The Governance Committee will consider director candidates recommended by shareholders and use the same qualifications for consideration of those candidates as it would for candidates recommended by members of the Governance Committee.

Compensation Committee. The Board of Directors has established a Compensation Committee, which is responsible for establishing and administering executive and director compensation. The Compensation Committee also has the responsibility for ensuring compliance with the executive compensation compliance rules and regulations required as a result of the Company’s participation in the Treasury’s Capital Purchase Program. The Compensation Committee met five times during 2011 and consists only directors determined to be independent, as defined by the NASDAQ listing standards. The Compensation Committee does not operate under a formal written charter. The Compensation Committee currently consists of Mr. Aden (who serves as Chairman), Mr. Bonanzino, Ms. Brodie, Mr. Norby, Mr. Shelby, and Ms. West. No members of this Committee were officers or employees of the Company during the year or had any relationship otherwise requiring disclosure.

Audit Committee. The Audit Committee held four meetings during 2011. The Audit Committee currently consists of Mr. Norby (who serves as Chairman), Mr. Aden, Mr. Bonanzino, Mr. Duncan, and Mr. Shelby. Each current committee member is considered “independent” as defined by NASDAQ listing standards applicable to Audit Committee members. The Committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors on December 20, 2011, which is publicly available on the Company’s website at www.inb.com/corporategovernance. The Board of Directors has determined that Director Bryan S. Norby meets the definition of “audit committee financial expert” as defined by the SEC. Responsibilities of the Audit Committee include monitoring compliance with Company policies and applicable laws and regulations, holding periodic meetings with the Bank’s internal and external auditors and with the Bank’s examiners to receive reports and discuss findings, making recommendations to the full Board of Directors concerning the adequacy and accuracy of internal systems and controls, the appointment of auditors and the acceptance of audits, and monitoring management’s efforts to correct any deficiencies discovered in an audit or supervisory examination.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. We regularly monitor developments in the area of corporate governance and update our corporate governance policies, practices and committee charters as the Board determines to be necessary and appropriate to reflect changes in regulatory requirements and evolving oversight practices.

Director Independence

The Board has analyzed the independence of each director and has determined that each of the members of the Board listed below is an “Independent Director” as that term is defined by the rules of the NASDAQ Stock Market (“NASDAQ”) and the SEC, and that each director is free of relationships that would interfere with the individual exercise of independent judgment. In determining the independence of each director, the Board of Directors considered many factors, including any loans made to a director. Such arrangements are discussed in detail in the section entitled “Transactions with Management and Others.”

Based on these standards, the Board determined that each of the following non-employee directors, including nominated and continuing directors, is independent and has no relationship with the Company, except as a director and shareholder:

Dwight B. Aden, Jr.	Harlan D. Douglass	Bryan S. Norby
Anthony D. Bonanzino	Freeman B. Duncan	William E. Shelby
Katie Brodie	Clark H. Gemmill	Jennifer P. West

Board Leadership Structure and Risk Oversight Role

The role of Chairman of the Board and President/Chief Executive Officer of the Company are not currently held by the same person. The Chairman has never been an employee of the Company or the Bank and is considered an Independent Director as defined by the rules of NASDAQ. A separation of the Chairman of the Board and President/Chief Executive Officer roles is not mandated by any provision of law or our Articles of Incorporation or Bylaws, but the Board of Directors currently believes that this structure provides for an appropriate balance of authority between management and the Board. The Board of Directors reserves the right to establish a different structure in the future.

The Board of Directors of the Company, all of the members of which are also members of the Board of Directors of the Bank, is actively involved in the Company and the Bank’s risk oversight activities through the work of various committees of the Company and the Bank and the policy approval function of the Board of Directors of the Bank. In particular, the Audit Committee discusses the review of internal systems and controls by the Bank’s internal and external auditors and examiners and then makes recommendations to the full Board and the Compensation Committee reviews the Company’s compensation arrangements to ensure that such arrangements do not threaten the Company’s value.

Code of Ethics

The Company has a Code of Ethics that applies to all of the Company’s directors, officers, employees and agents. The Code of Ethics is publicly available on the Company’s website at www.inb.com/corporategovernance. To date, there have not been any waivers granted by the Company to the Code of Ethics. The Company will provide to any person, without charge, upon request, a copy of such Code of Ethics. A person may request a copy by telephoning the Company at (509) 456-8888 or in writing at the following address: Northwest Bancorporation, Inc., Attention: Lisa A. Sanborn, 421 W. Riverside Avenue, Spokane, WA 99201.

Communications with the Board of Directors

Shareholders may send communications to the Board of Directors of the Company by addressing such correspondence to: Northwest Bancorporation, Inc., Anthony D. Bonanzino, Chairman of the Board, 421 W. Riverside Avenue, Spokane, WA 99201. As Chairman of the Board, Mr. Bonanzino monitors shareholder communications, forwards correspondence to the appropriate committee(s) or director(s), and facilitates an appropriate response.

PROPOSAL 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act of 2009 includes a provision requiring Capital Purchase Program participants, during the period in which any obligation arising from assistance provided under the Capital Purchase Program remains outstanding, to permit a separate shareholder vote to approve the compensation of executives as disclosed pursuant to the compensation rules of the SEC. Under this legislation, the shareholder vote is not binding on the Company’s Board of Directors and may not be construed as overruling any decision by the Company’s Board of Directors.

Accordingly, shareholders are being given the opportunity to vote on an advisory (non-binding) resolution at the Annual Meeting to approve the Company’s executive compensation policies and procedures as described below under Executive Compensation, the compensation tables, and related discussion in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the Company’s executive pay program.

The purpose of the Company’s compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to the Company’s long-term success and enhancement of shareholder value. The Board of Directors believes the Company’s compensation policies and procedures achieve this objective, and therefore recommends shareholders vote “FOR” the proposal through the following resolution:

“RESOLVED, that the shareholders approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the tabular and narrative compensation disclosures contained in the Company’s 2012 Proxy Statement.”

Because this proposal is advisory, it will not be binding upon the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee value shareholders’ opinions and, accordingly, will review the voting results, seek to determine the cause or causes of any significant negative voting and will consider them when considering future decisions regarding executive compensation arrangements.

The Board of Directors unanimously recommends that shareholders vote “FOR” the resolution approving the Company’s compensation of the named executive officers.

EXECUTIVE OFFICERS

The following are the current executive officers of the Company and/or Bank who are not also directors. Unless otherwise indicated, the executive officer has held his or her position for the past five years.

Elizabeth A. Herndon—Ms. Herndon, 57, has been employed by the Company since 1995 and has served as the Bank’s Senior Vice President and Chief Retail Banking Officer since February 2010. Previously, she was Senior Vice President and Branch Administrator of the Bank. Ms. Herndon has 35 years’ experience in the banking industry.

Holly A. Poquette—Ms. Poquette, 41, has been employed by the Company since 1997 and has served as Senior Vice President and Chief Financial Officer of the Company and of the Bank since January 2009. Previously, she was Senior Vice President and Cashier of the Bank and Secretary/Treasurer of the Company from April 2000 to December 2008 and was Internal Auditor from June 1997 to March 2000. Ms. Poquette is a certified public accountant and has 19 years’ combined experience in the public accounting and banking industries.

Scott W. Southwick—Mr. Southwick, 61, has been employed by the Company since June 2007 and is the Executive Vice President and Chief Credit Officer of the Bank. Previously, he was Senior Vice President and Senior Lending Officer for another community bank from January 2003 to May 2007. Mr. Southwick has 36 years’ experience in the banking industry.

There are no family relationships among the directors and executive officers of the Company. There also are no arrangements or understandings between these persons and any one of the other named persons pursuant to which any of these persons have been selected for the office or position.

Pursuant to the rules and regulations of the SEC, the Company is required to identify the Chief Executive Officer and the two other most highly compensated executive officers for the fiscal year ended December 31, 2011, as “named executive officers.” The SEC rules also state that where appropriate, executive officers of a subsidiary may be deemed to be named executive officers of the Company for these purposes. The Company has identified Mr. Fewel, Ms. Poquette and Mr. Southwick as its named executive officers.

EXECUTIVE COMPENSATION

Overview

The Company is committed to responsible compensation practices and strives to balance sound risk management and the need to compensate its employees competitively. The primary objective of the Company’s executive compensation strategy is to attract, retain and motivate an experienced and competent executive management team. The Company also seeks to align the interests of our executive officers with the interests of our shareholders. Accordingly, the Company’s compensation programs are designed to reward executive officers for the achievement of strategic and operational goals and the achievement of increased shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk taking.

Key components of the executive compensation program consist of base salaries, performance-based incentive and bonuses, long-term equity compensation, deferred compensation, supplemental executive retirement benefits, and a 401(k) plan. In allocating compensation among these components, the Company generally seeks to ensure that a significant portion of the compensation will be variable based on the Company’s performance. However, it is also recognized that, to the extent that a greater portion of total compensation is in the form of base salary, sound judgment in business decisions will not be influenced by incentive payouts.

The Company’s Compensation Committee (in this discussion, the “Committee”) serves the full Board of Directors by providing oversight and guidance with respect to compensation policies and practices. The Committee provides oversight to management to create and maintain competitive programs which attract, develop, motivate, reward and retain talented executives. The Committee also seeks to ensure that personnel and compensation policies support the Company’s strategic mission and comply with all applicable legal and regulatory requirements. Input from the Chief Executive Officer is considered by the Committee regarding criteria to be used to determine base salaries, bonuses and other benefits for named executive officers other than the Chief Executive Officer. The Committee exercises final authority on compensation matters for all named executive officers, and the Chief Executive Officer is not present at Committee meetings during discussions regarding his own compensation.

During 2011, the Company’s Internal Auditor and Senior Risk Officer conducted a risk review of the Company’s compensation programs. The Committee reviewed the results of this risk review and concluded that the Company’s compensation policies and practices were not reasonably likely to have a material adverse effect on the Company.

During 2011, the Committee engaged Swanson Advisory Services, LLC as an independent compensation consultant to review the Chief Executive Officer’s compensation levels and make recommendations as appropriate. The consultant reported directly to the Committee and did not provide any non-compensation related services to the Company. Following a review of the consultant’s recommendations and the supporting information upon which the recommendations were based, the Board of Directors approved a 6.9% increase to the Chief Executive Officer’s annual base salary effective July 1, 2011, resulting in an annual salary of $200,000. Following consideration of the compensation consultant’s recommendations, the Board of Directors also granted Mr. Fewel 6,652 shares of the Company’s common stock under the Inland Northwest Bank 2006 Share Incentive Plan (the “Share Incentive Plan”) with a fair value of $4.51 per share on the grant date of August 15, 2011.

Restrictions on Executive Compensation

In February 2009, as part of the Treasury’s Capital Purchase Program, the Company entered into a Letter Agreement (the “CPP Agreement”) with the Treasury pursuant to which the Company issued and sold to the Treasury 10,500 shares of the Company’s Series A Preferred Stock and 525 shares of the Company’s Series B Preferred Stock, for an aggregate purchase price of $10.5 million.

Under the terms of the CPP Agreement, the Company adopted certain standards for executive compensation for the period during which the Treasury holds equity in the Company. These standards apply to the Company’s named executive officers and include: (1) ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the Company; (2) required clawback of any bonus or incentive compensation paid to a senior executive and the next 20 most highly compensated employees based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (3) prohibition on making golden parachute payments to senior executives and the next five most highly compensated employees; (4) prohibition on providing any tax gross-up provision; and (5) agreement not to deduct for tax purposes executive compensation in excess of $500,000 in a tax year for each senior executive.

In connection with the CPP Agreement, each executive officer executed a waiver whereby the executive voluntarily released the Company from any and all obligations to pay compensation prohibited by federal law and waived any present or future claims against the Company for any changes to the executive’s regular, bonus or incentive compensation or benefit-related arrangements, agreements, or policies and any other changes required to be made by the Treasury. These executive officers have also entered into executive compensation modification agreements to ensure the Company’s compliance with the laws and regulations governing the Company’s participation in the Capital Purchase Program.

The American Recovery and Reinvestment Act of 2009 imposes additional restrictions on Mr. Fewel as the Company’s most highly compensated employee. Specifically, Mr. Fewel will be ineligible for any bonuses or incentive awards other than restricted stock as long as the equity issued under the Capital Purchase Program is held by the Treasury and he remains our most highly compensated employee. Any restricted stock awards made to Mr. Fewel while the Treasury holds equity in the Company would be subject to the following limitations: (1) the restricted stock cannot become fully vested until the Treasury no longer holds the preferred stock, and (2) the value of the restricted stock award cannot exceed one-third of Mr. Fewel’s total annual compensation.

Base Salaries

Base salaries for executive officers are determined based upon a number of factors including duties and levels of responsibilities inherent in the position, as well as the individual’s experience, managerial effectiveness, contribution to the Company’s overall profitability, maintenance of regulatory compliance standards and professional leadership. Compensation paid to executive officers is compared with compensation paid to executives of similarly situated bank holding companies, other businesses in the Company’s market area and appropriate state and national salary data. All of these factors are considered subjectively and none of the factors are accorded a specific weight.

Bonuses

The Compensation Committee’s practice has been to award incentive cash bonuses based upon performance objectives established for the Bank. Historically, the Committee has set specific performance objectives and then weighted the achievement of actual results according to the weighting of each objective. Although the Committee establishes metrics for the calculation of incentive bonuses, the Committee reserves the authority to adjust the computation to reflect unusual circumstances or exceptional performance and to award other bonuses at its discretion. Based upon a review of the Bank’s financial performance, no discretionary or incentive cash bonuses were paid to named executive officers in either 2010 or 2011.

Non-Equity Incentive Plans

Several Bank employees, including executive officers, who have business development responsibilities, or who supervise employees with business development responsibilities, receive cash compensation under various performance-based cash incentive plans. These plans provide variable incentive compensation for development of new loans and deposits. None of the named executive officers receive incentive under these plans.

Equity Incentive Program

Interests of the Company’s executive officers are aligned with that of its shareholders through the use of equity-based compensation by creating a direct link between executive pay and shareholder return and by enabling executives to acquire ownership in the Company’s common stock. Pursuant to the Share Incentive Plan, which was approved by shareholders in May 2006, the Board of Directors may grant stock options or restricted stock awards for up to 384,912 shares of common stock to employees of the Company. As of December 31, 2011, 193,897 shares of common stock are available for future award to employees under this Plan.

Deferred Compensation Plan

Executive officers are eligible to participate in the Bank’s nonqualified Deferred Compensation Plan, under which participants may elect to defer a portion of their compensation. The Bank does not match contributions to this Plan but does credit interest on amounts deferred based on the tax-equivalent rate earned on its bank-owned life insurance products. Benefits become payable, either in lump sum or equal monthly installments, following a participant’s death, disability, retirement or termination of employment. Plan participants are unsecured creditors of the Company until distributions occur. The named executive officers participating in the Plan as of December 31, 2011, were Mr. Fewel and Mr. Southwick, and the accrued liabilities associated with their cumulative deferrals under the Plan were $71,826 and $11,309, respectively.

Supplemental Executive Retirement Plan

The Bank maintains supplemental executive retirement plans (“SERPs”) for certain of its current and retired senior executives, which are unfunded, nonqualified executive income and retirement plans that provide for benefits paid out over a period of years following retirement or as of a specified date, as provided in the individual agreements. The executives who have not reached normal retirement age and are employed past the specified date for benefit payments, if applicable, are eligible for a lump sum early retirement benefit in an amount equal to their accrued balance as of the end of the month preceding their early retirement. Mr. Fewel is the only named executive officer with a SERP agreement. Total expenses incurred under the SERP for Mr. Fewel were $62,559 and $56,010 for the years ended December 31, 2011 and 2010, respectively. The accrued liability under Mr. Fewel’s SERP at December 31, 2011, was $213,098.

401(k) Plan

The Bank sponsors a defined contribution 401(k) Plan pursuant to which eligible employees may contribute up to the maximum amount allowed by law. The 401(k) Plan is open to all employees who have at least three consecutive months of service. The Plan calls for the Bank to make matching contributions equal to 50% of the contributing participant’s first 6% elective deferral. Employees vest in their plan contributions immediately and vest in matching contributions made by the Bank at the rate of 20% after each completed year of service, as defined by the 401(k) Plan. Participating employees may begin receiving distributions from their 401(k) Plan account on their retirement at age 59 1/2 and must begin receiving distributions at age 70.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to named executive officers during the last two fiscal years.

Name and Principal Position	Year	Salary(1)		Bonus	Stock Awards(2)	Option Awards(2)	Non-equity Incentive Plan Compen- sation	Change in Nonqualified Deferred Compen- sation Earnings	All Other Compen- sation(3)		Total
Randall L. Fewel	2011	$193,584	(4)	$—	$51,900	$—	$—	$3,208	$83,542	(5)	$332,234
President & Chief Executive Officer	2010	178,255		—	16,200	—	—	2,729	73,933	(5)	271,117

Scott W. Southwick	2011	137,627		—	8,760	—	—	446	5,508		152,341
Executive Vice President Chief Credit Officer	2010	132,571		—	10,500	—	—	238	5,900		149,209

Holly A. Poquette	2011	121,992		—	8,760	—	—	—	5,700		136,452
Senior Vice President Chief Financial Officer	2010	117,314		—	10,500	—	—	—	5,559		133,373

(1)	Includes amounts earned but deferred, including amounts deferred under the Deferred Compensation Plan and 401(k) Plan.

(2)

Calculated in accordance with FASB ASC Topic 718 and represents the fair value of each restricted stock award or stock option award based on the market price of the Company’s common stock on the date of grant of such award; values do not represent actual cash compensation earned.

(3)

Named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation.

(4)	Annual base salary effective January 1, 2011 was $187,168; annual base salary effective July 1, 2011 was $200,000.

(5)

For 2011, includes supplemental executive retirement plan allocation of $62,559, car allowance of $7,000, club membership dues of $6,013, 401(k) matching contributions of $5,930, and a parking allowance of $2,040. For 2010, includes supplemental executive retirement plan allocation of $56,010, car allowance of $6,000, club membership dues of $4,715, 401(k) matching contributions of $5,168, and a parking allowance of $2,040.

Outstanding Equity Awards

The following table sets forth information with respect to outstanding stock options and restricted stock awards held by the named executive officers as of December 31, 2011.

Name and Grant Date	Option Awards(1)				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(5)

Randall L. Fewel
12/18/2002	6,381	—	7.91	12/18/2012	—	—
12/17/2003	3,647	—	10.94	12/17/2013	—	—
12/22/2004	2,315	—	11.96	12/22/2014	—	—
12/16/2009(2)(4)	—	—	—	—	3,000	15,000
12/21/2010(2)(4)	—	—	—	—	4,000	20,000
08/15/2011(3)(4)	—	—	—	—	6,652	33,260
12/21/2011(2)(4)	—	—	—	—	5,000	25,000

Scott W. Southwick
06/11/2007	4,000	1,000	17.00	6/11/2017	—	—
12/16/2009(2)	—	—	—	—	2,000	10,000
11/17/2010(2)	—	—	—	—	3,000	15,000
12/21/2011(2)	—	—	—	—	2,000	10,000

Holly A. Poquette
12/18/2002	638	—	7.91	12/18/2012	—	—
12/17/2003	1,216	—	10.94	12/17/2013	—	—
12/22/2004	868	—	11.96	12/22/2014	—	—
12/16/2009(2)	—	—	—	—	1,500	7,500
11/17/2010(2)	—	—	—	—	3,000	15,000
12/21/2011(2)	—	—	—	—	2,000	10,000

(1)	Stock option awards vest pro rata over a five-year period from the grant date with the first 20% vesting one year after the grant date.

(2)	Restricted stock award cliff-vests five years after the award date.

(3)	Restricted stock award cliff-vests three years after the award date.

(4)	Vesting is contingent on the Company repaying funds received under the Capital Purchase Program.

(5)	Market value is based upon the closing price of $5.00 per share of the Company’s common stock on December 31, 2011.

Option Exercises and Stock Vested

None of the Company’s named executive officers exercised stock options or vested in restricted stock awards during the year ended December 31, 2011.

Employment and Change of Control Agreements

The Company has employment agreements with its named executive officers, which the Company believes provide continuity of executive management, employment security which is conducive to maximum employee effort, and valuable protections for the Company and its executive officers. All termination and change in control payments are subject to waivers in accordance with the Treasury’s Capital Purchase Program restrictions. The following describes the material terms of the Company’s employment agreements with its named executive officers.

Mr. Fewel’s employment agreement provides for a continuous employment term until such time as the Bank notifies him that it will establish an employment term of one-year, commencing with the date of receipt of such notice by him. Upon receiving such notice, Mr. Fewel could resign and continue to receive payment of his fixed-salary and certain benefits for a period of one-year. The agreement provides that, during the term of the agreement, he will remain employed in an executive position, with no reduction in his fixed-salary should his position change and that his fixed-salary will be adjusted annually at the discretion of the Board. The fixed-salary will not be decreased from year-to-year; however, incentive payments, if any, and other benefits may be more or less than received in prior years. The Bank may terminate Mr. Fewel’s employment without cause; however, in that case, he would continue to receive payment of his fixed salary and certain benefits for a period of one year. In the event of a change in control of the Company, the agreement provides for a severance payment to Mr. Fewel for certain terminations during a thirty-six month period following the date of the change in control. However, this change in control benefit is not currently in effect, due to the waiver executed by Mr. Fewel in connection with Company’s participation in the Capital Purchase Program. Any severance payment made to Mr. Fewel will be reduced to the extent necessary to meet the requirements of Internal Revenue Service regulations then in effect, as well as the rules, regulations or lawful directives of other agencies with regulatory or supervisory authority over the Company or the Bank. Under the current agreement, the Bank’s obligation for payment to Mr. Fewel under any of the above-described circumstances may be reduced, in part or in full, if he receives compensation from a successor employer or from self-employment while payment is being made to him. If the successor employer is a financial institution located within the Bank’s market area, and if he has not obtained prior approval from the Bank’s Board of Directors, the Bank is under no obligation to continue any severance payment or benefits.

The Bank has similar employment agreements with Mr. Southwick and Ms. Poquette; however, in the event of a change in control, the period considered for severance payments is twelve months.

The Company is currently prohibited from making severance payments under these employment agreements during the period in which it has received an investment under the Capital Purchase Program.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth beneficial ownership of the Company’s common stock as of March 1, 2012, by: (1) each director and nominee for director; (2) each executive officer; and, (3) all directors and executive officers as a group. Based on information available to the Company, no person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act), beneficially owned 5% or more of the Company’s common stock, except as set forth below.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Percent of Class(1)(2)
Dwight B. Aden Jr.	10,427		*
Anthony D. Bonanzino	5,427		*
Katie Brodie	4,147		*
Harlan D. Douglass(5)	431,103	(3)(4)	13.98%
Freeman B. Duncan	12,489	(6)	*
Randall L. Fewel	44,088		1.42%
Clark H. Gemmill	79,507		2.58%
Elizabeth A. Herndon	3,568		*
Bryan S. Norby	32,363	(3)	1.05%
Scott W. Southwick	25,643	(3)	*
Holly A. Poquette	7,140		*
William E. Shelby	42,231		1.37%
Jennifer P. West	4,590		*
All directors and executive officers as a group (13 persons)	702,723		22.62%

*	Less than 1.0%.

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares or if he or she has the right to acquire beneficial ownership within 60 days after March 1, 2012. The table therefore includes shares owned by spouses or other immediate family members, shares held in retirement accounts, in trust, or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named may possess voting and/or investment power. The amounts shown include the following number of shares that the indicated individuals have the right to acquire within 60 days of March 1, 2012 through the exercise of stock options: Mr. Fewel 12,343; Ms. Herndon 2,722; Ms. Poquette 2,722; Mr. Southwick 4,000; and all executive officers and directors as a group, 21,787.

(2)	Based on 3,084,548 shares of common stock issued and outstanding as of March 1, 2012.

(3)	Includes shares beneficially owned, directly or indirectly, together with spouse.

(4)	Includes 6,213 shares held by Harlan Douglass, Inc.

(5)	Mailing address is 815 E. Rosewood, Spokane, WA 99208.

(6)	Includes 7,263 shares held in a revocable trust and 3,925 shares held by profit sharing plans.

We have no knowledge of any other arrangements, including any pledge by any person of our securities, that may at a subsequent date result in a change in control of our Company. To the best of our knowledge, we are not directly or indirectly owned or controlled by another corporation or foreign government.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”), to file reports of ownership of, and transactions in, the Company’s equity securities with the SEC. Based solely on a review of the copies of such reports received by the Company and on written representations from such reporting persons, the Company believes that all Reporting Persons complied with the Section 16(a) filing requirements during 2011, except that each of the current directors filed one late Form 4 reporting issuance of director stock compensation issued on December 20, 2011; the stock issuance was subsequently reported on a Form 5 filed on January 30, 2012.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Company, through its subsidiary, the Bank, has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, executive officers, their immediate families, and affiliated companies in which they are principal shareholders. All related party loans and deposits have been made, in the opinion of management, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features.

During 2006, the Bank entered into an agreement to lease property owned by Harlan D. and Maxine H. Douglass. Mr. Douglass is a director of the Company and the Bank. The initial term of the lease is twenty years, and the Bank has the right to extend the lease for four additional five-year periods. The approximate aggregate value of the lease over the twenty-year term is $1.8 million. The Bank received regulatory approval and established a branch at this location, which opened in May 2008. It is the policy of the Board of Directors to review and approve transactions with related parties. Disinterested Board members reviewed and approved this transaction and found the terms and conditions of the lease to be an arm’s length transaction consistent with those offered on similar properties by non-affiliated parties. The lease was filed as Exhibit 10.1.11 to the Company’s second quarter report for 2006 on Form 10QSB, filed with the SEC on August 4, 2006.

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP, AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2012, AND ANY INTERIM PERIODS

The Board of Directors has appointed Moss Adams to serve as the independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiary for the year ending December 31, 2012, and any interim periods. Shareholders are being asked to ratify such appointment. Moss Adams and its predecessor, McFarland & Alton, P.S., have examined the financial statements of the Company since the Bank’s organization in 1989. A representative of Moss Adams is expected to attend the Annual Meeting and, therefore, will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders. If the appointment of Moss Adams is not ratified by the required number of votes, the Board of Directors will review its future selection of independent registered public accounting firms.

The Board of Directors unanimously recommends that the shareholders vote “FOR” the ratification of the appointment of Moss Adams LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012, and any interim periods.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table summarizes the fees that Moss Adams charged the Company for the listed services during 2011 and 2010:

Type of fee	2011	2010	Description
Audit fees	$90,250	$89,750	Services in connection with the audit of our annual financial statements and the review of our financial statements included in our reports on Forms 10-K and 10-Q.

Audit-related fees	11,661	21,900	Fees in 2011 are related to the audit of the Bank’s employee benefit plan and FHA HUD audit. Fees in 2010 include the foregoing, as well as consultation on the Company’s S-3 filing.

Tax fees	—	—	Services in connection with the preparation of federal and state income tax returns.

All other fees	—	—	General consulting and out of pocket expenses.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

It is the responsibility of the Company’s Audit Committee to pre-approve all audit and non-audit services provided by Moss Adams. The Audit Committee has adopted a policy authorizing certain permissible audit and non-audit services to be performed by Moss Adams with subsequent reporting and oversight required by the Audit Committee. Permissible services, not pre-approved pursuant to this policy, require specific review and approval prior to the engagement by the Audit Committee, or a designated member. Specific pre-approval of such permissible services with estimated fees of $2,500 or less may be waived via the de minimis exception rule. Procedures are in place to ensure the Audit Committee chairman is notified in the event the de minimis rule is used. All services rendered by and fees paid to Moss Adams are reported to and monitored quarterly by the Audit Committee. The Audit Committee considers whether the provision of related audit services are compatible with maintaining the independent registered public accounting firm’s independence. To assist the Audit Committee in its oversight responsibilities, the pre-approval policy identifies the three basic principles of independence with respect to services provided by the independent registered public accounting firm, as well as the non-audit services the independent registered public accounting firm is prohibited from providing. One hundred percent of all services provided by Moss Adams in each of the last two fiscal years were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

Management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting and Oversight Board and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011;

•

met with the Company’s Chief Executive Officer, Chief Financial Officer, internal auditor and the independent registered public accounting firm to discuss the scope and the results of the audits and the overall quality of the Company’s financial reporting and internal controls;

•	discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

•

received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting and Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence as currently in effect, and discussed with the independent registered public accounting firm its independence from the Company; and

•	pre-approved all audit, audit related and other services to be provided by the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

In addition, the Audit Committee appointed Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, and any interim periods, subject to the ratification of this appointment by the shareholders.

Submitted by the Audit Committee of the Board of Directors of Northwest Bancorporation, Inc.

Bryan S. Norby, Chairman

Dwight B. Aden, Jr.

Anthony D. Bonanzino

Freeman B. Duncan

William E. Shelby

OTHER BUSINESS

No other business is intended to be brought before the Annual Meeting by the Board of Directors, nor is the Board of Directors aware of any other business to be brought before the Annual Meeting by others. If, however, any other business properly comes before the Annual Meeting, the enclosed proxy authorizes the persons named in the proxy to vote on such other business in their discretion.

Information Concerning Shareholder Proposals and Director Nominations

Under the SEC rules, for shareholder proposals to be considered for inclusion in next year’s proxy statement, they must be submitted in writing to Lisa A. Sanborn, Corporate Secretary, Northwest Bancorporation, Inc., 421 West Riverside Avenue, Spokane, Washington 99201 on or before December 14, 2012, unless our 2013 Annual Meeting is not held within 30 calendar days before or after May 20, 2013, in which case the deadline for shareholder proposals to be considered for inclusion in next year’s proxy statement would be a reasonable time before the Company begins to print and send its proxy materials.

Pursuant to the Company’s bylaws, for shareholder nominations of directors to be properly presented at a shareholders meeting, we must receive notice of any such nomination on or before March 21, 2013, unless notice of the Annual Meeting is provided less than 40 days prior to the date of the meeting, in which case the notice by the shareholder nominating directors must be received not later than the close of business on the tenth day following the day on which the first public announcement of the date of the Annual Meeting was made or the notice of the meeting was mailed, whichever occurs first. For any other shareholder proposals to be properly presented at a shareholders meeting, we must receive notice of any such proposal by shareholders on or before December 14, 2012.

Directors, officers, and employees of the Company and the Bank may also solicit proxies by mail, telephone and personal contact, but they will not receive any additional compensation for these activities.

AVAILABLE INFORMATION

The Company’s 2011 Annual Report on Form 10-K is being mailed to shareholders with this proxy statement. Additional copies of the Annual Report on Form 10-K may be obtained without charge by writing to: Northwest Bancorporation, Inc., Attn: Lisa Sanborn, Corporate Secretary, 421 W. Riverside Avenue, Spokane, WA 99201. This proxy statement, the 2011 Annual Report on Form 10-K, and the Company’s other reports filed with the SEC are also available on the Company’s website at www.inb.com and the SEC’s website located at www.sec.gov.

z			REVOCABLE PROXY NORTHWEST BANCORPORATION, INC.	{
	☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

			For All	Withhold All	For All Except

ANNUAL MEETING OF SHAREHOLDERS

MAY 14, 2012

5:30 P.M.

The undersigned hereby appoints Randall L. Fewel, Anthony D. Bonanzino or Lisa A. Sanborn, and each of them, proxy agents of the undersigned, with full power of substitution, to represent and vote as directed herein, all shares of Northwest Bancorporation, Inc. common stock which the undersigned is entitled to vote at the annual meeting of shareholders, to be held on Monday, May 14, 2012, at 5:30 p.m. local time, at the Airway Heights Branch of Inland Northwest Bank located at 11917 West Sunset Highway, Airway Heights, Washington, and at any and all adjournments or postponements thereof.

1.   Election as Director of each of the nominees listed below to a three-year term. If any nominee named herein becomes unable or unwilling to serve, the proxy will be voted “FOR” the election of a person recommended by the Board of Directors.

			☐	☐	☐
NOMINEES: Anthony D. Bonanzino Randall L. Fewel Bryan S. Norby

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write that nominee’s name in the space provided below.

		2. Approval of the advisory (non-binding) resolution approving the compensation of the Company’s named executive officers as described in the Company’s 2012 Proxy Statement.	For ☐	Against ☐	Abstain ☐
		3. Ratification of the appointment of Moss Adams LLP as independent registered public accounting firm for the year ending December 31, 2012, and any interim periods.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

This proxy will be voted as directed, or if no direction is indicated, will be voted: “for” the election of all directors, “for” items 2 and 3, and in the discretion of the proxy agents as to any other matters that may properly come before the annual meeting of shareholders.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer. If the signer is a partnership, please sign in the partnership name by authorized person.

x	y

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Detach above card, sign, date and mail in the envelope provided.

NORTHWEST BANCORPORATION, INC.

PLEASE ACT PROMPTLY PLEASE FILL IN, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 14, 2012: The Notice of Annual Meeting, 2012 Proxy Statement, 2012 Proxy Card, Annual Report to Shareholders for the year ended December 31, 2011, and directions to attend the Annual Meeting where you may vote in person are also available at www.inb.com/proxy.	6829